Exhibit 2

2 August 2017

B.A.T. International Finance p.l.c.
Notice of an additional guarantor to the holders of the series of guaranteed notes each issued by B.A.T. International Finance p.l.c. (“BATIF”) under the £25,000,000,000 Euro Medium Term Note Programme of BATIF, British American Tobacco Holdings (The Netherlands) B.V. (“BATHTN”), B.A.T. Netherlands Finance B.V. (“BATNF”) and B.A.T Capital Corporation (“BATCAP”) (as Issuers) and British American Tobacco p.l.c. (“British American Tobacco”) and each of the Issuers (except where it is the relevant Issuer) (as Guarantors).
Notice is hereby given to the holders of the:

●	Series 26 £500,000,000 6.375 per cent. Guaranteed Notes due 2019 (ISIN: XS0182188366) (the “Series 26 Notes”);

●	Series 33 £500,000,000 7.250 per cent. Guaranteed Notes due 2024 (ISIN: XS0352062995) (the “Series 33 Notes”);

●	Series 35 £250,000,000 6.000 per cent. Guaranteed Notes due 2022 (ISIN: XS0436059843) (the “Series 35 Notes”);

●	Series 36 €650,000,000 4.875 per cent. Guaranteed Notes due 2021 (ISIN: XS0468425615) (the “Series 36 Notes”);

●	Series 37 £500,000,000 6.000 per cent. Guaranteed Notes due 2034 (ISIN: XS0468426266) (the “Series 37A Notes”);

●	Series 37 €600,000,000 4.000 per cent. Guaranteed Notes due 2020 (ISIN: XS0522407351) (the “Series 37 Notes”);

●	Series 38 £275,000,000 5.750 per cent. Guaranteed Notes due 2040 (ISIN: XS0522408599) (the “Series 38 Notes”);

●	Series 39 €600,000,000 3.625 per cent. Guaranteed Notes due 2021 (ISIN: XS0704178556) (the “Series 39 Notes”);

●	Series 40 €750,000,000 2.375 per cent. Guaranteed Notes due 2023 (ISIN: XS0856014583) (the “Series 40 Notes”);

●	Series 42 €650,000,000 2.750 per cent. Guaranteed Notes due 2025 (ISIN: XS0909359332) (the “Series 42 Notes”);

●	Series 43 £650,000,000 4.000 per cent. Guaranteed Notes due 2026 (ISIN: XS0969309847) (the “Series 43 Notes”);

●	Series 44 €600,000,000 3.125 per cent. Guaranteed Notes due 2029 (ISIN: XS1043097630) (the “Series 44 Notes”);

●	Series 45 €400,000,000 Floating Rate Guaranteed Notes due 2018 (ISIN: XS1043096400) (the “Series 45 Notes”);

●	Series 47 CHF400,000,000 0.625 per cent. Guaranteed Notes due 2021 (ISIN: CH0253514753) (the “Series 47 Notes”);

●	Series 48 CHF250,000,000 1.375 per cent. Guaranteed Notes due 2026 (ISIN: CH0253514761) (the “Series 48 Notes”);

●	Series 49 €800,000,000 0.375 per cent. Guaranteed Notes due 2019 (ISIN: XS1203851941) (the “Series 49 Notes”);

●	Series 50 €800,000,000 0.875 per cent. Guaranteed Notes due 2023 (ISIN: XS1203854960) (the “Series 50 Notes”);

●	Series 51 €800,000,000 1.250 per cent. Guaranteed Notes due 2027 (ISIN: XS1203859928) (the “Series 51 Notes”);

●	Series 52 €600,000,000 2.000 per cent. Guaranteed Notes due 2045 (ISIN: XS1203860934) (the “Series 52 Notes”);

●	Series 53 €600,000,000 1.000 per cent. Guaranteed Notes due 2022 (ISIN: XS1324928750) (the “Series 53 Notes”);

●	Series 54 £350,000,000 4.000 per cent. Guaranteed Notes due 2055 (ISIN: XS1324911608) (the “Series 54 Notes”);

●	Series 55 £500,000,000 1.750 per cent. Guaranteed Notes due 2021 (ISIN: XS1441635833) (the “Series 55 Notes”);

●	Series 56 £650,000,000 2.250 per cent. Guaranteed Notes due 2052 (ISIN: XS1488409977) (the “Series 56 Notes”); and

●
Series 57 US$650,000,000 1.625 per cent. Guaranteed Notes due 2019 (ISIN: XS1488421592) (the “Series 57 Notes”, and together with the Series 26 Notes, Series 33 Notes, Series 35 Notes, Series 36 Notes, Series 37A Notes, Series 37 Notes, Series 38 Notes, Series 39 Notes, Series 40 Notes, Series 42 Notes, Series 43 Notes, Series 44 Notes, Series 45 Notes, Series 47 Notes, Series 48 Notes, Series 49 Notes, Series 50 Notes, Series 51 Notes, Series 52 Notes, Series 53 Notes, Series 54 Notes, Series 55 Notes, and Series 56 Notes, the “Notes”),

that with effect on and from 2 August 2017 up to and including the Termination Date that, subject and pursuant to the terms of a Deed of Guarantee dated 2 August 2017 (the “Deed of Guarantee”) made between each of BATIF, BATNF, BATCAP, BATHTN, British American Tobacco, Reynolds American Inc. (“RAI”) and The Law Debenture Trust Corporation p.l.c. (the “Trustee”),

(i)	RAI shall provide an additional guarantee with respect to the Notes and the Notes will benefit from the joint and several guarantee of RAI;

(ii)
the Notes will also continue to benefit from the joint and several guarantee of BATNF, BATHTN, British American Tobacco and, in respect of the Series 26, Series 33, Series 35, Series 36, Series 37A, Series 37, Series 38 and Series 39 Notes only, BATCAP; and

(iii)	the Principal Paying Agent in respect of each series of the Notes is Citibank, N.A., London Branch, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB.

All words and expressions defined in the Deed of Guarantee shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

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